                     Exhibit 99.1

JLL Income Property Trust
Fully Subscribes $88 Million Industrial DST

Chicago (December 5, 2023) – JLL Income Property Trust, an institutionally-managed daily NAV REIT (NASDAQ: ZIPTAX; ZIPTMX; ZIPIAX; ZIPIMX) with $7 billion in portfolio equity and debt investments, announced today that it has fully subscribed JLLX Louisville Logistics, DST. The $88 million industrial property, located in Louisville, KY, was structured as a Delaware Statutory Trust designed to provide 1031 exchange investors the opportunity to reinvest proceeds from the sale of appreciated real estate, while also deferring taxes, maintaining their allocation to real estate and enjoying the opportunity to realize long-term appreciation in a tax efficient manner.

“We are pleased to have fully subscribed JLLX Louisville Logistics, DST,” said Drew Dornbusch, Head of JLL Exchange. “Even in this challenging economic environment, we continue to see strong demand from 1031 exchange investors and their financial advisors due to long term secular trends like an aging population that finds active property management less appealing than it once was, the significant tax consequences associated with the sale of appreciated investment real estate, and a desire to find an estate planning solution that facilitates generational wealth transfer of real estate.”

“Institutional quality industrial distribution and logistics centers continue to be among the strongest performing real estate property types, particularly in markets like Louisville with access to hubs of distribution and critical transportation infrastructure,” said Allan Swaringen, President and CEO of JLL Income Property Trust. “With a 10 year lease to a leading global logistics provider and significant tenant investment in the property, JLLX Louisville Logistics, DST proved to be an attractive solution for wealth management firms and their property owner clients who were seeking to reinvest proceeds from their sale of appreciated investment real estate in a tax efficient manner.”
Since launching the program in 2020, JLL Exchange has provided investors with more than $1 billion of like kind exchange interests through 19 DST offerings. JLL Income Property Trust has completed eleven 721 UPREIT transactions totaling more than $800 million to date.

For more information on JLL Income Property Trust, please visit our website at www.jllipt.com.

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About JLL Exchange
The JLL Exchange program offers private placements through the sale of interests in Delaware Statutory Trusts (DSTs) holding real properties. For more information, visit www.jllexchange.com.

About JLL Income Property Trust, Inc. (NASDAQ: ZIPTAX; ZIPTMX; ZIPIAX; ZIPIMX)
JLL Income Property Trust, Inc. is a daily NAV REIT that owns and manages a diversified portfolio of high quality, income-producing residential, industrial, grocery-anchored retail, healthcare and office properties located in the United States. JLL Income Property Trust expects to further diversify its real estate portfolio over time, including on a global basis. For more information, visit www.jllipt.com.

About LaSalle Investment Management
LaSalle Investment Management is one of the world's leading real estate investment managers. On a global basis, LaSalle manages approximately $78 billion of assets in private and public real estate property and debt investments as of September 30, 2023. LaSalle's diverse client base includes public and private pension funds, insurance companies, governments, corporations, endowments and private individuals from across the globe. LaSalle sponsors a complete range of investment vehicles including separate accounts, open- and closed-end funds, public securities and entity-level investments. For more information, please visit www.lasalle.com.

Valuations, Forward Looking Statements and Future Results
This press release may contain forward-looking statements with respect to JLL Income Property Trust. Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, research, market analysis, plans or predictions of the future. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. Past performance is not indicative of future results and there can be no assurance that future dividends will be paid.

Contacts:

Matt Schuler
LaSalle Investment Management
Telephone: +1 312 897 4192
Email: matt.schuler@lasalle.com

Doug Allen
Dukas Linden Public Relations
Telephone: +1 646 722 6530
Email: JLLIPT@DLPR.com